Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands)                                                   THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                          SEPTEMBER 30,
                                                              2000                1999               2000              1999
                                                        -----------------   -----------------    --------------   ---------------
Net loss                                                        $ (2,029)           $ (4,434)         $ (7,255)        $ (14,157)
                                                        =================   =================    ==============   ===============

BASIC:
     Weighted average common shares outstanding                   10,357              10,018            10,214             9,988
                                                        =================   =================    ==============   ===============

     Net loss per common share                                   $ (0.20)            $ (0.44)          $ (0.71)          $ (1.42)
                                                        =================   =================    ==============   ===============

DILUTED:
     Weighted average common shares outstanding                   10,357              10,018            10,214             9,988
     Effect of dilutive securities:
         Convertible notes                                             -                   -                 -                 -
         Stock options                                                 -                   -                 -                 -
         Warrants                                                      -                   -                 -                 -
                                                        -----------------   -----------------    --------------   ---------------
     Weighted average common and common
         equivalent shares outstanding                            10,357              10,018            10,214             9,988
                                                        =================   =================    ==============   ===============

     Net loss per common and common
         equivalent share                                        $ (0.20)            $ (0.44)          $ (0.71)          $ (1.42)
                                                        =================   =================    ==============   ===============
